PERMEX PETROLEUM
CORPORATION

Permex Petroleum Announces Closing of Convertible Debenture Financing

VANCOUVER, BC, April 16, 2024 – Permex Petroleum Corporation (CSE: OIL) (OTC Pink: OILCF) (FSE: 75P) ("**Permex**" or the "**Company**") is pleased to announce that the Company has closed its previously announced private placement (the "**Offering**") of convertible debenture units of the Company (the "**Units**") for gross proceeds of US$500,000.

Pursuant to the Offering, the Company issued 500 Units, with each Unit consisting of one convertible debenture (a "**Debenture**") in the principal amount of US$1,000 and one common share purchase warrant (a "**Warrant**"). Each Warrant is exercisable for a period of five years from the date of issuance for one common share of the Company (a "**Share**") at an exercise price of US$4.08.

The Debentures will mature (the "**Maturity Date**") on the earlier of: (i) one-year from the date of issuance or (ii) three-months from the date of issuance if the Company does not enter into a securities exchange, unit purchase or merger agreement with a third party to the reasonable satisfaction of a majority of the holders of Debentures. The Debentures bear simple interest at a rate of 10%, payable on the Maturity Date or the date on which all or any portion of the Debenture is repaid. Interest will be paid in cash or Shares based on a conversion price of US$3.40 (the "**Conversion Price**"), subject to the approval of the Canadian Securities Exchange (the "**Exchange**"). The Debentures will rank senior to all other existing and future indebtedness of the Company and are secured by a general security agreement over certain assets of the Company.

At any time during the term of the Debentures, a holder of Debentures may elect to convert the outstanding principal and any accrued and unpaid interest thereon into Shares at the Conversion Price. The Debentures will automatically convert into Shares at the Conversion Price in the event the Company completes a financing of Shares for aggregate gross proceeds of at least US$7,500,000.

The Company intends to use the proceeds of the Offering for general working capital purposes as well as potential mergers and acquisitions. ThinkEquity LLC is advisor to Permex in pursuing strategic alternatives.

All securities issued in the Offering are subject to resale restrictions imposed by applicable laws or regulation, including a statutory hold period expiring four months and one day from the date of closing of the Offering.

None of the securities issued in connection with the Offering will be registered under the United States Securities Act of 1933, as amended (the "**1933 Act**"), and none of them may be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the 1933 Act. This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of the securities in any state where such offer, solicitation, or sale would be unlawful.

Contact Information

Permex Petroleum Corporation
Mehran Ehsan
President, Chief Executive Officer & Director
(469) 804-1306

Gregory Montgomery
Chief Financial Officer
(469) 804-1306

Or for investor relations, please contact:
Renmark Financial Communications Inc.
Steve Hosein: shosein@renmarkfinancial.com
Tel.: (416) 644-2020 or (212)-812-7680
www.renmarkfinancial.com

Cautionary Disclaimer Statement:

Neither Canadian Securities Exchange, OTCMarkets nor their Regulation Services Providers (as that term is defined in their respective policies) accept responsibility for the adequacy or accuracy of this release.

Forward-Looking Statements

This press release contains forward-looking information within the meaning of Canadian securities laws. These statements relate to future events or Company's future performance. All forward-looking information is based on assumptions and subject to known and unknown risks, uncertainties, and other factors which may cause the actual results to vary from those expressed or implied by the forward-looking statements. Such information includes, without limitation, information regarding the terms and conditions of the Company's future plans. Although the Company believes that such information is reasonable, it can give no assurance that such expectations will prove to be correct.

Forward-looking information is typically identified by words such as: "believe", "expect", "anticipate", "intend", "estimate", "postulate", and similar expressions, or are those, which, by their nature, refer to future events. Such statements include, without limitation, expected use of proceeds from the Offering and other forward-looking information. The Company cautions investors that any forward-looking information provided by the Company is not a guarantee of future results or performance, and that actual results may differ materially from those in forward-looking information as a result of various factors, including, but not limited to: the state of the financial markets for the Company's securities; the state of the oil and gas sector; recent market volatility; the Company's ability to raise the necessary capital or to be fully able to implement its business strategies; and other risks and factors that the Company is unaware of at this time. In making the forward-looking statements in this news release, the Company has applied several material assumptions, including without limitation, that the Company's financial condition and future plans do not change as a result of unforeseen events.

Although management of the Company has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements or forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements and forward-looking information. Readers are cautioned that forward-looking statements contained in this press release are made as of the date of this press release. The Company disclaims any intention or obligation to update

or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.